UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: June 29, 2005
                        (Date of Earliest Event Reported)

                                 Thinkpath, Inc.
             (Exact name of Registrant as specified in its charter)

         Ontario                        001-14813                  52-209027
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           201 Westcreek Boulevard, Brampton, Ontario, Canada L6T 5S6
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (905) 460-3040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Security Agreement
-------------------------------------------------------------

         On June 29, 2005, Thinkpath, Inc. (the "Company") entered into a security agreement with Laurus Master Fund, Ltd ("Laurus"). Pursuant to the security agreement, Laurus established a $3.5 million convertible financing facility based on eligible accounts receivable. Financing under the security agreement bears interest at an annual rate equal to the Wall Street Journal prime rate plus 3%. The principal outstanding on the convertible note is convertible into common stock at a fixed conversion price ranging from 80% to 110% of the average closing price of the common stock for the previous 10 days, subject to certain conditions.

                  In connection with the transaction, the Company issued Laurus a warrant to purchase up to 2,100,000 shares of common stock at 110% and 120% of the average closing price for the previous 10 days. The notes are secured by all of the Company's assets.

ITEM 3.02         Unregistered Sales of Equity Securities

         On June 29, 2005, the Company entered into a security agreement with Laurus. Pursuant to the security agreement, Laurus established a $3.5 million convertible financing facility based on eligible accounts receivable. Financing under the security agreement bears interest at an annual rate equal to the Wall Street Journal prime rate plus 3%. The principal outstanding on the convertible note is convertible into common stock at a fixed conversion price ranging from 80% to 110% of the average closing price of the common stock for the previous 10 days, subject to certain conditions.

         In connection with the transaction, the Company issued Laurus a warrant to purchase up to 2,100,000 shares of common stock at 110% and 120% of the average closing price for the previous 10 days. The notes are secured by all of the Company's assets.

         The offering was made pursuant to the exemption under Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.05         Amendments to Articles of Incorporation

         The Company amended its Articles of Incorporation on June 25, 2005 to effect a reverse split of the Company's issued and unissued common shares on the basis of one (1) post reverse split common share issued in exchange for every five thousand pre-reverse split common shares.

(c) Exhibits

EXHIBIT
NUMBER DESCRIPTION
-------- -----------
4.1 Security Agreement
4.2 Amendment to Articles of Incorporation
99.1 Press Release dated June 29, 2005



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THINKPATH, INC.


By: /s/ Declan French
------------------------------------
Declan French
Chief Executive Officer

Dated: July 1, 2005